CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) made effective as of March 23, 2012 (the “Effective Date”), by and between NCI Building Systems, Inc., a Delaware corporation with its principal office in the State of Texas (the “Company”), and Charles W. Dickinson, individually (“Dickinson”).

WITNESSETH:

WHEREAS, Dickinson has served as an employee and executive officer of the Company, including as the President of the Components division, since January 1, 2007; and

WHEREAS, Dickinson desires to resign as an executive officer of the Company and all of its subsidiaries and related entities, including the position of President of the Components division; and

WHEREAS, Dickinson and the Company desire that the Employment Agreement, dated as of March 13, 2009, as amended as of August 13, 2009, by and between Dickinson and the Company, be terminated and no further payments be due and payable thereunder; and

WHEREAS, the Company desires that Dickinson remain as an employee of the Company until October 19, 2014 and thereafter provide consulting services to the Company until April 19, 2016; and

WHEREAS, in consideration of the mutual promises contained herein, the parties hereto are willing to enter into this Agreement upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Employment Position. Effective on the Effective Date and ending on October 19, 2014 (the “Transition Date”), Dickinson shall be employed as Special Advisor to the Company and shall report directly to Mark W. Dobbins, the Company’s Executive Vice President and President of the Components Division. Effective as of 11:59 p.m. on the Transition Date, Dickinson shall resign as an employee with the Company and any of its subsidiaries.

2. Consulting Position. Effective as of October 20, 2014, Dickinson hereby agrees to be engaged as a consultant on behalf of the Company during the Advisory Period (as defined below) on an as-needed basis. Dickinson agrees to perform such services as shall be requested by the Company; provided, however, that Dickinson shall not be obligated to perform such services to the extent such services would interfere with his pursuit of other personal and/or business interests that are not inconsistent with the terms of this Agreement, and provided, further, that Dickinson will work no more than forty (40) hours per month in his consulting capacity on behalf of the Company. Services required of him may include, but are not limited to, the following:

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a. Provide such services as are reasonably necessary to assist the Company in a transition of his responsibilities with the Company and its subsidiaries to any successor to such responsibilities;

b. Respond to the best of his knowledge and belief to any questions posed by or on behalf of the Company regarding any litigation in which the Company or any affiliate is then or may become involved; and

c. Perform such other consulting services for the Company and its affiliates as shall be reasonably requested by the Chief Executive Officer of the Company consistent with his status as a retired officer of the Company.

The “Advisory Period” shall be the period from the Transition Date through April 19, 2016 and all service from the Effective Date through the Termination Date shall constitute “Continuous Service” as that term is defined in the various restricted stock agreements as described in Section 3(d), below unless earlier terminated pursuant to this Agreement (the “Termination Date”). Dickinson’s consulting relationship with the Company shall terminate as of the Termination Date.

3. Salary and Benefits. Except as otherwise set forth in this Section 3 or in Section 4, Dickinson shall be entitled to the consideration set forth below during the period beginning on the Effective Date and ending on the Termination Date.

a. Salary Prior to the Transition Date. From the Effective Date through December 31, 2012, Dickinson shall continue to receive his base salary in effect as of the Effective Date, payable in accordance with the Company’s regular payroll practices. From January 1, 2013 through the December 31, 2013, Dickinson shall receive a base salary in the amount of $145,250 per annum, payable in accordance with the Company’s regular payroll practices. From January 1, 2014 through the Transition Date, Dickinson shall receive a base salary in the amount of $50,000 per annum, payable in accordance with the Company’s regular payroll practices.

b. Compensation during the Advisory Period. Beginning on October 20, 2014, and continuing until Dickinson reaches the age of sixty-five (65) years of age, Dickinson shall receive consulting payments of $50,000.00 per annum, payable not less than monthly. Notwithstanding the foregoing, Dickinson’s right to the compensation specified in this Section 3(b) is expressly conditioned upon his execution of a new release immediately prior to the commencement of the Advisory Period substantially in the form set forth in Section 5 hereof and, thereafter, not revoking such release.

c. Bonus. Provided the Company attains the requisite return on assets as specified in the Company’s bonus program, Dickinson shall be eligible for a bonus for the Company’s 2012 fiscal year at the executive bonus level in effect for Dickinson on the Effective Date; provided, however, such bonus payable to Dickinson shall be on a prorated basis from November 1, 2011 through the Effective Date. Dickinson shall not be eligible for a bonus thereafter unless approved by the senior management and Board of Directors of the Company, in their sole discretion.

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d. Restricted Stock. Dickinson shall not be eligible for any additional restricted stock awards under the Company’s 2003 Long-Term Stock Incentive Plan, as amended from time to time (the “2003 Plan”) or any other long-term incentive awards from and after the Effective Date. Except as provided herein, all Unvested Awarded Shares granted to Dickinson in any award of restricted stock prior to the Effective Date shall vest on the first to occur of the Termination Date, Dickinson’s Disability (as defined herein) or death or upon a change in control, provided that Dickinson fully complies with all post-employment restrictive covenants between Dickinson and the Company.

e. Options. Dickinson shall not be eligible for any additional Nonqualified Stock Options, Special Option Awards or any other long-term incentive awards from and after the Effective Date. Except as specifically set forth in this Agreement, the Nonqualified Stock Options granted to Dickinson on December 11, 2009 shall vest on the first to occur of the Termination Date, Dickinson’s Disability (as defined herein) or death, or upon a change in control provided that Dickinson fully complies with all post-employment restrictive covenants between Dickinson and the Company.

f. Welfare Benefits. From the Effective Date through the Transition Date, Dickinson shall remain eligible to participate in the group health and medical benefit programs that are generally made available to active employees of the Company at the applicable active employee premium rate. From the Transition Date through the Termination Date, Dickinson and/or any eligible dependents may continue to participate in the group health and medical benefit programs of the Company pursuant to, and subject to, the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). During the period Dickinson is eligible for, and elects to receive, COBRA, the Company shall reimburse Dickinson the difference between the COBRA rate and the active employee rate on an after-tax basis, as a benefit-in-lieu-of-COBRA (and Dickinson shall be responsible for any income and employment taxes on such reimbursement).

g. Other Benefits. Except as otherwise provided for in this Agreement, from and after January 1, 2013, Dickinson shall not be eligible to participate in, and if applicable, shall waive his right to participate in, long- or short-term disability plans, employee benefit plans or programs including, without limitation 401(k), retirement, profit-sharing, bonus, deferred compensation plan, severance or any other plan or program made available to employees of the Company and its affiliates. The foregoing notwithstanding, Dickinson shall be entitled to any benefits earned or vested as of December 31, 2012 under the Company’s 401(k), retirement, profit sharing, or other plan or program made available to employees of the Company and its affiliates, and such benefits shall be determined and paid in accordance with the terms of such plans. Effective on the Effective Date, Dickinson shall no longer be eligible to accrue vacation or sick days, and Dickinson shall be eligible for payment of vacation and sick day accruals, if any, through the Effective Date, payable as soon as practicable after that date in accordance with the Company’s practices and policies.

h. Reimbursement of Expenses. The Company will reimburse Dickinson for reasonable and necessary travel and other business expenses incurred by him in the fulfillment of his duties hereunder upon presentation by Dickinson of an itemized account of such expenditures, in accordance with Company practices and policies.

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i. Use of Office and Administrative Support Staff. The Company may provide to Dickinson, to the extent necessary to perform the functions specifically requested by the Company as are set forth in subsections 2(a) through (c) above, an office as the Company in its discretion determines appropriate.

    j. Restrictions of Sale of Common Stock. Notwithstanding the terms of any equity compensation award agreement, Dickinson agrees that Dickinson may not directly or indirectly sell, transfer, pledge, exchange, hypothecate, or otherwise encumber or dispose of any shares of common stock of the Company, or any right or interest therein, by operation of law or otherwise (including through hedging transactions) prior to the later to occur of (i) January 1, 2013, or (ii) the first business day following the six month anniversary of the date the Dickinson ceases to be an “officer” of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended. Any transfer in violation of this subsection 3(j) shall be void and of no force or effect, and shall result in the immediate forfeiture of the shares of common stock subject to such attempted transfer.

4. Restrictive Covenants. As a material inducement to the Company to enter into this Agreement, Dickinson agrees to the restrictive covenants set forth below:

a. Non-Competition. From the Effective Date and for the period ending two (2) years following the Termination Date, Dickinson shall not, directly or indirectly and whether on his own behalf or on behalf of any other person, partnership, association, corporation or other entity, engage in or be an owner, director, officer, employee, agent, consultant or other representative of or for, or lend money or equipment to or otherwise support, any business that manufactures, engineers, markets, sells or provides, within a 250-mile radius of any then existing facility (including without limitation sales offices, manufacturing facilities, or engineering and/or drafting offices) of the Company and its subsidiaries and affiliates, metal building systems or components (including, without limitation, primary and secondary framing systems, roofing systems, end or side wall panels, sectional or roll-up doors, insulated metal panels or other metal components of a building structure), coated or painted steel or metal coils, coil coating or coil painting services, or any other products or services that are the same as or similar to those manufactured, engineered, marketed, sold or provided by the Company or its subsidiaries and affiliates prior to the Termination Date. Ownership by Dickinson of equity securities of the Company, or of equity securities in other public or privately-owned companies that compete with the Company constituting less than 1% of the voting securities in such companies, shall be deemed not to be a breach of this covenant. DICKINSON AGREES AND STIPULATES THAT IN ANY ACTION OR CLAIM BROUGHT BY HIM OR IN ANY ACTION OR CLAIM BROUGHT AGAINST HIM INVOLVING THE PROVISIONS OF THIS SECTION 4, DICKINSON HEREBY WAIVES ANY CLAIM OR DEFENSE THAT THE ABOVE NON-COMPETITION COVENANTS ARE UNENFORCEABLE, VOID OR VOIDABLE, FOR ANY REASON, INCLUDING, BUT NOT LIMITED TO, FRAUD, MISREPRESENTATION, ILLEGALITY, UNENFORCEABLE RESTRAINT OF TRADE, FAILURE OF CONSIDERATION, ILLUSORY CONTRACT, MISTAKE, OR ANY OTHER SUBSTANTIVE LEGAL DEFENSE. FURTHER, DICKINSON AGREES AND STIPULATES THAT THE PROVISIONS OF THIS SECTION COMPORT WITH AND ARE IN STRICT COMPLIANCE WITH SECTION 15.50, ET SEQ. OF THE TEXAS BUSINESS & COMMERCE CODE.

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b. Non-Solicitation. From the Effective Date and for the period ending five (5) years following the Termination Date, Dickinson shall not, directly or indirectly and whether on his own behalf or on behalf of any other person, partnership, association, corporation or other entity, either (i) hire, seek to hire or solicit the employment or service of any employee, agent or consultant of the Company or its Subsidiaries and affiliates in a commercial capacity; (ii) in any manner attempt to influence or induce any employee, agent or consultant of the Company or its Subsidiaries and affiliates to leave the employment or service of the Company or its Subsidiaries and affiliates; (iii) use or disclose to any person, partnership, association, corporation or other entity any information concerning the names and addresses of any employees, agents or consultants of the Company or its Subsidiaries and affiliates unless such use or disclosure is of a personal nature, is requested by the Company or is required by due process of law; or (iv) call upon, solicit, divert or attempt to call upon, solicit or divert the business of any customer, vendor or acquisition prospect of the Company or any of its Subsidiaries or affiliates with whom the Company dealt, directly or indirectly, during his engagement with the Company or its Subsidiaries or affiliates. Dickinson shall not be prohibited from hiring or soliciting the employment or service of an agent or consultant of the Company for purposes which do not violate Section 4(a) of this Agreement. DICKINSON AGREES AND STIPULATES THAT IN ANY ACTION OR CLAIM BROUGHT BY HIM OR IN ANY ACTION OR CLAIM BROUGHT AGAINST HIM INVOLVING THE PROVISIONS OF THIS SECTION 4, DICKINSON HEREBY WAIVES ANY CLAIM OR DEFENSE THAT THE ABOVE NON-SOLICITATION COVENANTS ARE UNENFORCEABLE, VOID OR VOIDABLE, FOR ANY REASON, INCLUDING, BUT NOT LIMITED TO, FRAUD, MISREPRESENTATION, ILLEGALITY, UNENFORCEABLE RESTRAINT OF TRADE, FAILURE OF CONSIDERATION, ILLUSORY CONTRACT, MISTAKE, OR ANY OTHER SUBSTANTIVE LEGAL DEFENSE.

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c. Confidential Information. For purposes of the covenants made in this Section 4, the Company promises to provide Dickinson (as is necessary for Dickinson’s position) with various trade secrets and proprietary and confidential information consisting of, but not limited to, business and/or strategic plans, budgets, fiscal plans, processes, computer programs, compilations of information, records, sales procedures, customer requirements, pricing techniques, customer lists, methods of doing business and other confidential information (collectively referred to as the “Trade Secrets”) not previously provided to Dickinson, which are owned by the Company and regularly used in the operation of its business, but in connection with which the Company takes precautions to prevent dissemination to persons other than certain directors, officers and employees. As used herein, “Trade Secrets” do not include any information that, at the time of disclosure or thereafter, is generally available to or known by the public (other than as a result of a disclosure by Dickinson or any of his representatives in violation of the terms of this Agreement). Dickinson acknowledges and agrees that the Trade Secrets (i) are secret and not known in the industry or to the public; (ii) are entrusted to him after being informed of their confidential and secret status by the Company and because of the fiduciary position occupied by him with the Company; (iii) have been developed by the Company for, and on behalf of, the Company through substantial expenditures of time, effort and money and are used in its business; (iv) give the Company an advantage over competitors who do not know or use the Trade Secrets; (v) are of such value and nature as to make it reasonable and necessary to protect and preserve the confidentiality and secrecy of the Trade Secrets; and (vi) the Trade Secrets are valuable, special and unique assets of the Company, the disclosure of which could cause substantial injury and loss of profits and goodwill to the Company. Dickinson shall not use in any way or disclose any of the Trade Secrets, directly or indirectly, during the Advisory Period, or at any time thereafter, except as required in the course of his employment with the Company. Dickinson agrees that in any action or claim brought by him or in any action or claim brought against him involving the provisions of this Section 4, Dickinson hereby waives any claim or defense that the above covenants are unenforceable, void or voidable, for any reason, including, but not limited to, fraud, misrepresentation, illegality, unenforceable restraint of trade, failure of consideration, illusory contract, mistake, or any other substantive legal defense. In addition, Dickinson hereby waives any claim or defense that a document must be marked as "confidential" to fall within the protections of this paragraph. All files, records, documents, information, data and similar items relating to the business of the Company, whether prepared by Dickinson or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not be removed from the premises of the Company under any circumstances without the prior written consent of the Board of Directors of the Company (except in the ordinary course of business during Dickinson’s employment with the Company), and in any event shall be promptly delivered to the Company upon termination of Dickinson’s employment for any reason. Dickinson agrees that, upon his receipt of any subpoena, process or other request to produce or divulge, directly or indirectly, any Trade Secrets to any entity, agency, tribunal or person, he shall timely notify and promptly deliver a copy of the subpoena, process and stipulates or other request to the Chairman of the Board and Chief Executive Officer of the Company. For this purpose, Dickinson irrevocably nominates and appoints the Company (including any attorney retained by the Company), as his true and lawful attorney-in-fact, to act in his name, place and stead to perform any act that he might perform to defend and protect against any disclosure of any Trade Secrets.

d. Non-Disparagement. Dickinson agrees to refrain from any criticisms or disparaging comments about the Company or any affiliates (including any current officer, director or employee of the Company), and Dickinson agrees not to take any action, or assist any person in taking any other action, that is adverse to the interests of the Company or any affiliate or inconsistent with fostering the goodwill of the Company and its affiliates; provided, however, that nothing in this Agreement shall apply to or restrict in any way the communication of information by the Company or Dickinson to any state or federal law enforcement agency or to the Board of Directors or senior management of the Company or require notice to the Company thereof, and Dickinson will not be in breach of the covenant contained above solely by reason of testimony which is compelled by process of law.

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e. Standstill. Dickinson agrees that during the Advisory Period and for the period ending five (5) years after the Termination Date, he shall not, directly or indirectly (including through anyone acting on his behalf or with whom he is associated) will, without the prior written consent of the Company’s Board of Directors, directly or indirectly: (i) except for a written offer or proposal submitted confidentially to the Company, acquire, offer, propose or seek to acquire, or agree to acquire, by purchase or otherwise, any securities or assets of the Company, or direct or indirect rights to acquire securities or assets of the Company exceeding one percent (1%) of the then outstanding securities or assets of the Company; (ii) make, or in any way participate, in any “solicitation” of “proxies” or consents to vote (as such terms are used in the rules of the Securities and Exchange Commission), or otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company; (iii) make any public announcement with respect to, or offers of, (with or without conditions) any Extraordinary Transaction involving the Company or any of its securities or assets, or otherwise take any actions, other than submitting to the Company a confidential written offer or proposal, which might force the Company to make a public announcement regarding such matters; (iv) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing; or (v) request the Company to amend or waive any provision of this paragraph; provided, however, (A) this subparagraph (e) shall not apply to the acquisition by Dickinson of any securities of the Company directly from the Company, whether pursuant to the exercise of options or vesting of restricted stock or otherwise; (B) this subparagraph (e) shall terminate and the restrictions contained herein shall cease to apply to Dickinson upon the earliest to occur of any of the following with respect to the Company: (x) the Company enters into a definitive agreement with respect to an Extraordinary Transaction, (y) any person makes an unsolicited public offer for an Extraordinary Transaction for the Company, or (z) a Change in Control of the Company; (C) “Extraordinary Transaction,” as used herein, means any acquisition of a significant amount of securities or assets of the Company or any of its affiliates, including in connection with any extraordinary transaction, such as a merger, reorganization, recapitalization, tender or exchange offer, or asset disposition involving the Company or any of its affiliates that, if consummated, such acquisition, transaction, merger, reorganization, recapitalization, tender or exchange offer, or asset disposition would result in a Change in Control of the Company; and (D) “Change in Control,” as used herein shall have the meaning set forth in the 2003 Plan.

f. Enforcement. Dickinson hereby agrees that a breach of any of the provisions of this Section 4 would cause irreparable injury to the Company and its affiliates, for which they would have no adequate remedy at law. If Dickinson breaches or threatens to breach any of the covenants set forth in this Section 4, then without regard for any provision in this Agreement to the contrary, including the alternate dispute resolution provisions of Section 19, the Company shall have the right to immediately discontinue all payments and benefits under Section 3 hereof to Dickinson and his spouse, except to the extent that such payment(s) or benefit(s) are earned as of such date, and to immediately seek injunctive relief from a court having jurisdiction for any actual breach of this Section 4. Any such injunctive relief shall be in addition to any other remedies to which the Company may be entitled at law, in equity or otherwise. If it is determined that Dickinson has not committed a breach thereof, the Company shall resume the payments and benefits under Section 3 and pay to Dickinson and his spouse all payments and benefits under Section 3 that had been suspended pending such determination.

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The parties hereto intend all provisions of subsections (a), (b), (c), (d), (e) and (f) of this Section 4 to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of subsections (a), (b), (c), (d) or (e) of this Section 4 is too broad to be enforced as written, the parties intend that the court may reform the provision to such narrower scope as it determines to be reasonable and enforceable. In addition, however, Dickinson agrees and stipulates that the non-competition agreements, non-solicitation agreements, non-disclosure, non-disparagement and standstill agreements (set forth above in subsections (a), (b), (c), (d), and (e) of Section 4 of this Agreement, respectively) each constitute separate agreements independently supported by good and adequate consideration and shall survive this Agreement. The existence of any claim or cause of action of Dickinson against the Company, except for a breach of this Agreement by the Company or its subsidiaries, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of Dickinson contained in the non-competition, non-solicitation, non-disclosure, non-disparagement and standstill agreements (set forth above in subsections (a), (b), (c), (d), and (e) of Section 4 of this Agreement, respectively). DICKINSON AGREES AND STIPULATES THAT IN ANY ACTION OR CLAIM BROUGHT BY HIM OR IN ANY ACTION OR CLAIM BROUGHT AGAINST HIM INVOLVING THE PROVISIONS OF THIS SECTION 4, DICKINSON HEREBY EXPRESSLY WAIVES ANY CLAIM OR DEFENSE THAT THE ABOVE COVENANTS ARE UNENFORCEABLE, VOID OR VOIDABLE, FOR ANY REASON, INCLUDING, BUT NOT LIMITED TO, FRAUD, MISREPRESENTATION, ILLEGALITY, UNENFORCEABLE RESTRAINT OF TRADE, FAILURE OF CONSIDERATION, ILLUSORY CONTRACT, MISTAKE, OR ANY OTHER SUBSTANTIVE LEGAL DEFENSE.

If Dickinson’s service relationship with the Company is terminated by the Company without Cause (as defined below), upon his death or if Dickinson or the Company terminates Dickinson’s services due to Disability (“Disability,” as used herein, shall have the meaning ascribed to it in the 2003 Plan), Dickinson shall continue to receive the salary and/or consulting payments provided under Section 3(a) and (b) hereof, to the extent applicable and as provided therein, as if he had remained an employee or consultant, as applicable, through the Termination Date. In the event of Dickinson’s death under this section, Dickinson’s surviving spouse, if any, shall be entitled to receive continued salary or consulting payments as provided in Section 3(a) and (b) through the period ending on the Termination Date. In addition, upon Mr. Dickinson’s death or Disability, the Restricted Stock and Option Awards described in Section 3(d) and (e) shall immediately vest.

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If Dickinson’s service relationship with the Company is terminated by the Company for Cause (as defined below) or if Dickinson voluntarily terminates the service relationship hereunder for any reason other than Disability, the Company’s obligation to make the payments or provide the benefits listed under Section 3 of this Agreement shall immediately terminate as of the date of his termination except to the extent that such payment(s) or benefit(s) are earned as of such date and Dickinson’s service relationship shall immediately terminate and any unvested Restricted Stock and Options described in Section 3(d) and (e) shall immediately be forfeited. For purposes of this Agreement, “Cause” shall mean: (i) Dickinson’s willful and continued failure to substantially perform his duties and other obligations under this Agreement and such failure continues for a period of thirty (30) days after written notice by the Company of the existence of such failure; provided, however, that only one such notice by the Company need be sent and, if such failure re-occurs thereafter, no further notice and opportunity to cure such failure shall be required; (ii) the willful engaging by Dickinson in gross misconduct materially and demonstrably injurious to the Company, as determined by the Company; (iii) Dickinson’s conviction for committing an act of fraud, embezzlement, theft or other act constituting a felony (which shall not include any act or offense involving the operation of a motor vehicle) or (iv) Dickinson’s violation of any restrictive covenant between Dickinson and the Company; provided, however, that the Board of Directors of the Company or the then current Chairman of the Board must first provide to Dickinson written notice clearly and fully describing the particular acts or omissions which the Board or the then current Chairman of the Board reasonably believes in good faith constitutes Cause under this subsection and an opportunity, within thirty (30) days following the receipt of such notice, to meet in person with the Board of Directors or the then current Chairman of the Board to explain the alleged acts or omissions relied upon by the Board of Directors and, to the extent practicable, to cure such acts or omissions. For purposes of this Agreement, any termination of Dickinson’s consulting relationship for Cause shall be effective only upon delivery to Dickinson of a certified copy of a resolution of the Board of Directors of the Company, adopted by the affirmative vote of a majority of the entire membership of the Board of Directors following a meeting at which Dickinson was given an opportunity to be heard on at least five (5) business days’ advance notice, finding that Dickinson was guilty of the conduct constituting Cause, and specifying the particulars thereof. Further, for the purposes of this Agreement, no act or failure to act on Dickinson’s part shall be considered willful unless done, or omitted from being done, by Dickinson not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

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5. Release of Claims by Dickinson. In exchange for the consideration offered to Dickinson under this Agreement, Dickinson, on his behalf and on behalf of his heirs, devisees, legatees, executors, administrators, personal and legal representatives, assigns and successors in interest, hereby IRREVOCABLY, UNCONDITIONALLY AND GENERALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES, to the fullest extent permitted by law, the Company, its subsidiaries and each of the their directors, officers, employees, representatives, stockholders, predecessors, successors, assigns, agents, attorneys, divisions, subsidiaries and affiliates (and agents, directors, officers, employees, representatives and attorneys of such stockholders, predecessors, successors, assigns, divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively, the “Releasees” and each a “Releasee”), or any of them, from any and all charges, complaints, claims, damages, actions, causes of action, suits, rights, demands, grievances, costs, losses, debts, and expenses (including attorneys’ fees and costs incurred), of any nature whatsoever, known or unknown, that Dickinson now has, owns, or holds, or claims to have, own, or hold, or which Dickinson at any time heretofore had, owned, or held, or claimed to have, own, or hold from the beginning of time to the date that Dickinson signs this Agreement, including, but not limited to, those claims arising out of or relating to (i) any agreement, commitment, contract, tort, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right or other instrument, document, obligation or arrangement, whether written or oral, or any other relationship, involving Dickinson and/or any Releasee, (ii) breach of any express or implied contract, breach of implied covenant of good faith and fair dealing, misrepresentation, fraud, interference with prospective or actual contractual or business relations, personal injury, slander, libel, assault, battery, negligence, negligent or intentional infliction of emotional distress or mental suffering, false imprisonment, wrongful termination, wrongful demotion, wrongful failure to promote, wrongful deprivation of a career opportunity, discrimination (including disparate treatment and disparate impact), hostile work environment, sexual harassment, retaliation, any request to submit to a drug or polygraph test, and/or whistleblowing, whether said claim(s) are brought pursuant to laws of the United States or any other jurisdiction applicable to Dickinson’s actions on behalf of the Company or any of its subsidiaries or affiliates, (iii) any statutory claims under: the Civil Rights Acts of 1866, 1964, and 1991, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act, the AIDS Confidentiality Act, the Older Workers Benefit Protection Act, the Rehabilitation Act of 1973, Executive Order 11246, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act, the Equal Pay Act, Chapter 451 of the Texas Labor Code, the Texas Payday Law, and Chapter 21 of the Texas Labor Code or any other federal, state or local laws or regulations and as any such laws or regulations may be amended from time to time, (iv) any claims, rights, matters or actions related to, or arising under Dickinson’s employment with the Company, and (v) any other matter; provided, however, that nothing contained herein shall operate to release any obligations of the Company or its successors or assigns arising under this Agreement. Notwithstanding anything in this Agreement to the contrary, it is the express intention of Dickinson and the Company that this Agreement shall not act as a release or waiver of (1) any rights of defense or indemnification which would be otherwise afforded to Dickinson under the Certificate of Incorporation, By-Laws or similar governing documents of the Company or its subsidiaries or under that certain Indemnification Agreement by and between the Company and Dickinson, dated on or about October 18, 2000; (2) any rights of defense or indemnification which would be otherwise afforded to Dickinson under any director or officer liability or other insurance policy maintained by the Company or its subsidiaries for the period during which he acted in the capacity as an officer or director of the Company or one of its subsidiaries; (3) any rights of Dickinson to benefits accrued or vested as required under any Company employee benefit plans, including but not limited to the NCI 401(k) Profit Sharing Plan, the NCI Building Systems, Inc. Deferred Compensation Plan (as amended), applicable health, medical and welfare benefit programs; (4) any rights under this Agreement; and (5) such other rights or claims as may arise after the date of this Agreement. Dickinson acknowledges that he has had at least twenty-one (21) calendar days after this Agreement was presented to him to consider whether to execute this Agreement, and he may revoke his acceptance of this Agreement if he provides notice of such revocation to the Company within 7 days of the date he signs this Agreement.

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6. Stock Trading and Company Policies. During the period beginning on the Effective Date and ending two (2) business days after the Company first issues an earnings release following the date as of which Dickinson is no longer serving as a director or executive officer of the Company or any of its related entities, Dickinson agrees to comply with all of the Company’s policies with respect to trading in the Company’s securities to the same extent as such policies are applicable to executive officers of the Company including, without limitation, “blackout” periods restricting or prohibiting trading in the Company’s securities, whether regularly scheduled or imposed under special circumstances, and any “lockup” requested by any underwriter with respect to an offering of the Company’s securities and, beginning on the Effective Date through the Termination Date Dickinson agrees to comply with the foregoing to the extent that he is in possession of material non-public information relating to the Company.

7. Non-Alienation. Dickinson shall not have any right to pledge, hypothecate, anticipate, or in any way create a lien upon any amounts due or payable under this Agreement, and no payments or benefits due hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts or by operation of law. So long as Dickinson lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof. Upon the death of Dickinson, his surviving spouse, if any, shall have the right to enforce the provisions hereof.

8. Assumption by Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place and (a) if such successor does not expressly assume and agree to perform this Agreement, or if such assumption does not occur by operation of law and, to the extent applicable, (b) if such transaction satisfies the requirements to avoid the imposition of an excise tax under the provisions of Section 409A of the Internal Revenue Code and related regulations and Treasury pronouncements (“Section 409A”) or such payment restrictions are otherwise inapplicable, then the Company shall be obligated to make a cash payment to Dickinson, immediately following such succession (or, if later, the first date at which payment can be made without incurring an excise tax under Section 409A), equal to the aggregate value of (i) the salary otherwise payable pursuant to Sections 3(a) and (b) for the remainder of the term of this Agreement, without reduction for early payout, and (ii) a sum equivalent to the number of months remaining under the term of the Agreement, multiplied by the most recent applicable rate charged to terminated employees for continuation of comparable health insurance coverage (COBRA coverage), with no offset for Dickinson’s portion of the premium.

9. Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

10. Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

11. Notices. For purposes of this Agreement, all notices or other communications hereunder shall be in writing and shall be given in person and/or by United States Certified Mail, return receipt requested, postage prepaid (with evidence of receipt by the party to whom the notice is given), addressed as follows:

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To the Company:

NCI Building Systems, Inc.

10943 North Sam Houston Parkway West

Houston, Texas 77064

Attention: General Counsel

To Dickinson:

At the address provided in the records of the Company

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

12. Source of Payments. All cash payments provided in this Agreement will be paid from the general funds of the Company. Dickinson’s status with respect to amounts owed under this Agreement will be that of a general unsecured creditor of the Company, and Dickinson will have no right, title or interest whatsoever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to this provision, will create or be construed to create a trust of any kind between the Company and Dickinson or any other person.

13. Tax Withholding. Subject to Section 14, the Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes that will be required pursuant to any law or governmental regulation or ruling. Dickinson acknowledges that he is responsible for payment of his estimated federal income taxes, employment taxes, social security taxes and any other taxes that may accrue under law by reason of the compensation for his services provided as a consultant hereunder.

14. Consulting Relationship. Following the Transition Date, Dickinson shall at all times be an independent contractor and this Section 14 will become effective immediately following the Transition Date. Nothing in this Agreement shall be construed as creating the relationship of principal and agent, or employer and employee, between the Company and Dickinson. Dickinson shall have no authority to hire any persons on behalf of the Company, and any person whom Dickinson may employ shall be deemed to be solely the employee of Dickinson. Dickinson shall have control and management of the work under this Agreement, and no right is reserved to the Company to direct or control the manner in which the work is performed, as distinguished from the result to be accomplished. Nothing herein contained shall be construed to authorize Dickinson to incur any debt, liability or obligation of any nature for or on behalf of the Company. Dickinson agrees, however, that said work and services shall be completed and delivered in accordance with instructions delivered to Dickinson by the Company from time to time and consistent with the policies and practices of the Company. Except as provided in Section 3(f), neither Dickinson nor Dickinson’s agents or employees, if any, shall be eligible to participate in any benefits (other than pursuant to COBRA) or privileges given or extended by the Company to its employees, including, but not limited to, pension, profit sharing, workers’ compensation insurance, unemployment insurance, other insurance, health, medical, life or disability benefits or coverage, or paid time off. Dickinson agrees to be solely responsible for the acts or omissions of Dickinson and Dickinson’s employees, if any, including acts or omissions during the performance of services pursuant to this Agreement. Pursuant to Dickinson’s responsibility as an independent contractor, Dickinson agrees to and does hereby accept full and exclusive liability for the payment of any and all income taxes and contributions or taxes for unemployment insurance, social security or disability benefits and old age retirement benefits, pensions or annuities now or hereafter imposed by or under the laws of the United States or laws of the state in which this Agreement is to be performed and which are measured by the wages, salaries or other remuneration paid to any persons furnished by Dickinson on work performed under the terms of this Agreement. Dickinson agrees to make payments of any and all such contributions and taxes or similar charges and to relieve the Company of and from any and all liability therefor.

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15. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, in whole or part, such invalidity will not affect any otherwise valid provision, and all other valid provisions will remain in full force and effect.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which together will constitute one document.

17. Titles. The titles and headings preceding the text of the paragraphs and subparagraphs of this Agreement have been inserted solely for convenience of reference and do not constitute a part of this Agreement or affect its meaning, interpretation or effect.

18. Governing Law. This Agreement will be construed and enforced in accordance with the laws of the State of Texas.

19. Alternative Dispute Resolution. If a dispute arises out of or related to this Agreement, including with respect to any stock option or restricted stock award, and if the dispute cannot be settled through direct discussions, the aggrieved party shall by written notice demand that the dispute be submitted to non-binding mediation. Dickinson and the Company hereby agree to endeavor to settle the dispute in an amicable manner by participating in non-binding mediation held in Houston, Texas before a mediator jointly selected by the parties, before either party seeks recourse in any other proceeding or forum. This mediation shall be conducted pursuant to the Rules and Procedures of the American Arbitration Association for the resolution of employment disputes, or as otherwise stipulated by the parties. The parties agree to make a good faith attempt to resolve the dispute through mediation within thirty (30) days after the written demand for mediation is received by the non-aggrieved party. The Company shall pay all costs of such mediation, exclusive of Dickinson’s legal and expert fees. The parties agree that the dispute resolution provisions set forth in the Award Agreements applicable to all restricted stock and stock option awards granted to Dickinson shall be superseded, and governed solely, by this Section 19.

20. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements between the parties concerning the subject hereof. As of the Effective Date, the Employment Agreement (or any other agreement providing for similar benefits) (the “Employment Agreement”) previously entered into between Dickinson and the Company is terminated and is of no effect, other than with respect to Sections 9, 10 and 11 which shall survive such termination, and no benefits will hereafter be payable under the Employment Agreement. Except as otherwise provided in this Section 20 and Section 3, nothing in this Agreement shall affect Dickinson’s right to benefits under the terms of any employee benefit plan of the Company in which Dickinson has participated or may participate. Further, nothing in this Agreement is intended to nor shall it be construed to amend, modify, replace or otherwise merge any of the restrictive covenants contained in any of the previously awarded Restricted Stock Awards, Special Restricted Stock Award, Special Option Award or other long-term incentive award agreement under the 2003 Plan, it being the parties' intent that all such restrictive covenants shall remain in effect under the terms of those agreements/awards. For the avoidance of doubt, the parties agree that the Restricted Stock Award Agreements and the December 11, 2009 Stock Option Award Agreement have been amended as the date hereof.

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21. Section 409A. This Agreement is intended to comply with Section 409A and any ambiguous provision will be construed in a manner that is compliant with or exempt from the application of Section 409A. It is the intent of the parties hereto that the provisions of this Agreement avoid the imposition of the excise tax under Section 409A, therefore, the Company, in its discretion, may amend this Agreement to the extent necessary to avoid or minimize the excise tax under Section 409A and no action taken to comply with Section 409A shall be deemed to adversely affect Dickinson’s rights under this Agreement.

22. Survival. Sections 3(j), 4, 5, 6, and 19 will survive any termination of Dickinson’s service relationship with the Company and/or the termination of this Agreement and the Company’s obligations hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement in multiple counterparts, all of which shall constitute one agreement, effective as of the Effective Date.

NCI BUILDING SYSTEMS, INC.

By:    /s/ Todd R. Moore

Todd R. Moore

EVP & General Counsel

CHARLES W. DICKINSON

                /s/ Charles W. Dickinson

Charles W. Dickinson

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